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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-24473, 333-29353 and 333-106715 of West Corporation on Form S-8 of our reports dated February 18, 2005, relating to the consolidated financial statements and financial statement schedule of West Corporation and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of West Corporation for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
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Omaha, Nebraska
February 25, 2005